                                                                     Exhibit 3.1

                           THE COMPANIES LAW (REVISED)

                            COMPANY LIMITED BY SHARES

                 AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

                                       OF

                           FOCUS MEDIA HOLDING LIMITED

(Adopted pursuant to the written resolutions of all the directors and the members holding at least 80% of the voting power of the Series C Shares of Focus Media Holding Limited dated 1 March 2005, to be effective upon continuation of Focus Media Holding Limited into the Cayman Islands. The effective date of continuation shall be the date of the certificate of registration by way of continuation issued by the Registrar of Companies of the Cayman Islands.)

1.       The name of the Company is FOCUS MEDIA HOLDING LIMITED.

2. The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and shall include, but without limitation:

         (a) to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

         (b) to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined.

4. Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law (Revised).

5. Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6. If the Company is exempted, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8. The share capital of the Company is US$25,801.47 divided into 2,580,147 shares of a nominal or par value of US$0.01 each, with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (Revised) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether stated to be preference or otherwise shall be subject to the powers hereinbefore contained.

                           THE COMPANIES LAW (REVISED)

                            COMPANY LIMITED BY SHARES

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                           FOCUS MEDIA HOLDING LIMITED


(Adopted pursuant to the written resolutions of all the directors and the members holding at least 80% of the voting power of the Series C Shares of Focus Media Holding Limited dated 1 March 2005, to be effective upon continuation of Focus Media Holding Limited into the Cayman Islands. The effective date of continuation shall be the date of the certificate of registration by way of continuation issued by the Registrar of Companies of the Cayman Islands.)

                                      INDEX


1.       TABLE A
2.       INTERPRETATION
3.       BOARD OF DIRECTORS
4.       MANAGEMENT OF THE COMPANY
5.       POWER TO APPOINT MANAGING DIRECTOR OF CHIEF EXECUTIVE OFFICER
6.       POWER TO APPOINT MANAGER
7.       POWER TO AUTHORISE SPECIFIC ACTIONS
8.       POWER TO APPOINT ATTORNEY
9.       POWER TO DELEGATE TO A COMMITTEE
9A.      NOMINATION COMMITTEE
9B.      AUDIT COMMITTEE
9C.      COMPENSATION COMMITTEE
10.      POWER TO APPOINT AND DISMISS EMPLOYEES
11.      POWER TO BORROW AND CHARGE PROPERTY
12.      EXERCISE OF POWER TO PURCHASE SHARES OF THE COMPANY
13.      DISCONTINUATION
14.      ELECTION/REMOVAL OF DIRECTORS
15.      DEFECTS IN APPOINTMENT OF DIRECTORS
16.      ALTERNATE DIRECTORS AND PROXIES
17.      VACANCIES ON THE BOARD
18.      NOTICE OF MEETINGS OF THE BOARD
19.      QUORUM AT MEETINGS OF THE BOARD
20.      MEETINGS OF THE BOARD
21.      UNANIMOUS WRITTEN RESOLUTIONS
22.      CONFLICT OF INTEREST
23.      REMUNERATION OF DIRECTORS
24.      OFFICERS OF THE COMPANY
25.      APPOINTMENT OF OFFICERS
26.      REMUNERATION OF OFFICERS
27.      DUTIES OF OFFICERS
28.      CHAIRMAN OF MEETINGS
29.      REGISTER OF DIRECTORS AND OFFICERS
30.      REGISTER OF MORTGAGES AND CHARGES
31.      OBLIGATIONS OF BOARD TO KEEP MINUTES
32.      INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY
33.      WAIVER OF CLAIM BY MEMBER
34.      NOTICE OF ANNUAL GENERAL MEETING
35.      NOTICE OF EXTRAORDINARY GENERAL MEETING
36.      ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING
37.      MEETING CALLED ON REQUISITION OF MEMBERS
38.      SHORT NOTICE
39.      POSTPONEMENT OF MEETINGS
40.      QUORUM FOR GENERAL MEETING

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41.      ADJOURNMENT OF MEETINGS
42.      ATTENDANCE AT MEETINGS
43.      WRITTEN RESOLUTIONS
44.      ATTENDANCE OF DIRECTORS
45.      VOTING AT MEETINGS
46.      VOTING ON SHOW OF HANDS
47.      DECISION OF CHAIRMAN
48.      DEMAND FOR A POLL
49.      SENIORITY OF JOINT HOLDERS VOTING
50.      INSTRUMENT OF PROXY
51.      REPRESENTATION OF CORPORATION AT MEETINGS
52.      RIGHTS OF SHARES
53.      POWER TO ISSUE SHARES
54.      ALTERATION OF CAPITAL
55.      ALTERATION OF REGISTERED OFFICE, NAME AND OBJECTS
56. VARIATION OF RIGHTS, ALTERATION OF SHARE CAPITAL AND PURCHASE OF SHARES OF THE COMPANY
57.      REGISTERED HOLDER OF SHARES
58.      DEATH OF A JOINT HOLDER
59.      SHARE CERTIFICATES
60.      CALL ON SHARES
61.      FORFEITURE OF SHARES
62.      CONTENTS OF REGISTER OF MEMBERS
63.      DETERMINATION OF RECORD DATES
64.      INSTRUMENT OF TRANSFER
65.      RESTRICTION ON TRANSFER
66.      TRANSFERS BY JOINT HOLDERS
67.      REPRESENTATIVE OF DECEASED MEMBER
68.      REGISTRATION ON DEATH OR BANKRUPTCY
69.      DECLARATION OF DIVIDENDS BY THE BOARD
70.      OTHER DISTRIBUTIONS
71.      RESERVE FUND
72.      DEDUCTION OF AMOUNTS DUE TO THE COMPANY
73.      ISSUE OF BONUS SHARES
74.      RECORDS OF ACCOUNT
75.      APPOINTMENT OF AUDITOR
76.      NOTICES TO MEMBERS OF THE COMPANY
77.      NOTICES TO JOINT MEMBERS
78.      SERVICE AND DELIVERY OF NOTICE
79.      THE SEAL
80.      WINDING-UP/DISTRIBUTION BY LIQUIDATOR
81.      ALTERATION OF ARTICLES

                           THE COMPANIES LAW (REVISED)

                            COMPANY LIMITED BY SHARES

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                           FOCUS MEDIA HOLDING LIMITED

(Adopted pursuant to the written resolutions of all the directors and the members holding at least 80% of the voting power of the Series C Shares of Focus Media Holding Limited dated 1 March 2005, to be effective upon continuation of Focus Media Holding Limited into the Cayman Islands. The effective date of continuation shall be the date of the certificate of registration by way of continuation issued by the Registrar of Companies of the Cayman Islands.)

1.       Table A

1(1) The regulations in Table A in the Schedule to the Companies Law (Revised) do not apply to the Company.

2.       Interpretation

2(1)     In these Articles where the context permits:

         "Affiliate" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person;

         "Alternate Director" means an alternate Director appointed in accordance with these Articles;

         "Articles" means these Articles of Association as altered from time to time;

         "Auditors" means the auditors for the time being of the Company and includes any person or partnership;

         "Board" means the Board of Directors appointed or elected pursuant to these Articles and acting by resolution in accordance with the Law and these Articles or the Directors present at a meeting of Directors at which there is a quorum;

         "class meeting" means a separate meeting of the members of a class of shares;

         "clear days" in relation to notice of a meeting means days falling after the day on which notice is given or deemed to be given and before the day of the meeting;

         "Capital Purchase Agreement" means, the Share Purchase Agreement dated as of December 2, 2004 by and among the Company, certain Group Companies and certain investors in the Company, as amended from time to time;

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         "Company" means the company for which these Articles are approved and confirmed;

         "Control" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing;

         "Director" means a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

         "Employee Compensation Share" means any Ordinary Share issued to employees, consultants or directors of the Company or nominee companies which are 100% beneficially owned by an employee, consultant or director of the Company either in connection with a restricted stock plan approved by the Company's Board of Directors or on exercise of an Employee Share Option;

         "Employee Share Options" means options to purchase Employee Compensation Shares granted to employees, consultants or directors of the Company or nominee companies which are 100% beneficially owned by an employee, consultant or director of the Company or under any share incentive plan approved by the Company's Board of Directors;

         "Group Company" means any Person that is not a natural Person and that is Controlled by the Company;

         "Law" means The Companies Law (Revised) of the Cayman Islands and every modification or reenactment thereof for the time being in force;

         "Member" or "shareholder" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

         "Memorandum" or "Memorandum of Association" means the memorandum of association of the Company as originally framed or as from time to time amended;

         "month" means calendar month;

         "notice" means written notice as further defined in these Articles unless otherwise specifically stated;

         "Officer" means any person appointed by the Board to hold an office in the Company;

         "ordinary resolution" means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a simple majority of the votes cast, or a written resolution;

         "Ordinary Shares" means the ordinary shares with par value of US$0.01 each in the Capital of the Company;

         "Ordinary Share Director" means the director appointed by the holders of Ordinary Shares pursuant to Article 14(2)(d) below;

         "paid-up" means paid-up or credited as paid-up;

         "Person" means an individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated or association of persons;

         "PRC" means the Peoples Republic of China, and solely for purposes of this definition, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan;

         "Preferred Shares" means the Series A Shares, the Series B Shares and the Series C Shares;

         "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Articles;

         "Register of Members" means the register of members of the Company;

         "Registered Office" means the registered office for the time being of the Company;

         "Seal" means the common seal or any official or duplicate seal of the Company;

         "Secretary" means the person appointed to perform any or all duties of secretary and includes any deputy or assistant secretary;

         "Securities" means shares and debt obligations of every kinds and options, warrents and rights to acquire shares, or debt obligations;

         "Series A Adjusted Price" means, with respect to each Series A Share, US$30.00;

         "Series A Base Price" means, with respect to each Series A Share, US$11.78;

         "Series A Director" means the director appointed by the holders of Series A Shares pursuant to Article 14(2)(a) below;

         "Series A Shares" means the Series A preferred shares with par value of US$0.01 each in the Capital of the Company having the rights set forth in the Memorandum and these Articles;

         "Series B Director" means the director appointed by the holders of Series B Shares pursuant to Article 14(2)(b) below;

         "Series B Issue Price" means, with respect to each Series B Share, US$48.00;

         "Series B Purchase Agreement" means the Series B Preferred Share Purchase Agreement dated as of April 9, 2004 by and among the Company, certain Group Companies and certain investors in the Company;

         "Series B Shares" means the Series B preferred shares with par value of US$0.01 each in the Capital of the Company having the rights set forth in the Memorandum and these Articles;

         "Series C Director" means the director appointed by the holders of Series C Shares pursuant to Article 14(2)(c) below;

         "Series C Issue Price" means, with respect to each Series C Share, US$102.78;

         "Series C Purchase Agreement" means the Share Purchase Agreement dated as of 9 November, 2004 by and among the Company, certain Group Companies and certain investors in the Company, as amended from time to time;

         "Series C Shares" means the Series C-1 Shares and the Series C-2
         Shares;

         "Series C-1 Shares" means the Series C-1 preferred shares with par value of US$0.01 each in the Capital of the Company having the rights set forth in the Memorandum and these Articles;

         "Series C-2 Shares" means the Series C-2 preferred shares with par value of US$0.01 each in the Capital of the Company have the rights set forth in the Memorandum and these Articles;

         "share" includes a fraction of a share;

         "Shareholders Agreement" means the Amended and Restated Shareholder Agreement dated as of 17 December, 2004 by and among the Company, and the shareholders of the Company at such time, as amended from time to time;

         "special resolution" means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a majority of not less than two thirds of the votes cast, as provided in the Law, or a written resolution;

         "Taxes" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any government entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or tax liability incurred in connection with the determination, settlement or litigation of any liability arising therefrom;

         "Tax Return" means any tax return, declaration, reports, estimates, claim for refund, claim for extension, information return, or statements relating to Taxes, including any schedule or attachment thereto;

         "year" means calendar year.

2(2)     In these Articles where not inconsistent with the context:

         (a) words denoting the plural number include the singular number and vice versa;

         (b) words denoting the masculine gender include the feminine gender and vice versa;


         (c) words importing persons include companies or associations or bodies of persons, corporate or not;

         (d) the word "may" shall be construed as permissive; the word "shall" shall be construed as imperative;

         (e) a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof.

2(3) Subject as aforesaid, words defined or used in the Law have the same meaning in these Articles.

2(4) Expressions referring to writing or written shall unless the contrary intention appears, include facsimile, printing lithography, photography and other modes of representing words in a visible form.

2(5) The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.

                               BOARD OF DIRECTORS

3.       Board of Directors

The business of the Company shall be managed and conducted by the Board.

4.       Management of the Company

         (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

         (2) No regulation or alteration to these Articles pursuant to a special resolution shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

         (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

5.       Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

6.       Power to appoint manager

The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

7.       Power to authorise specific actions

The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

8.       Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

9.       Power to delegate to a committee

The Board may delegate any of its powers to a committee appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the directors for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles covering the meetings and proceedings of the Directors, including provisions for written resolutions.

9A.      Nomination Committee

The Board shall establish and maintain a Nomination Committee (the "Nomination Committee") as a committee of the Board, which shall consist of three (3) Directors, each of which shall be an independent Director. For so long as any Series A Shares, Series B Shares and Series C Shares remain outstanding, a majority of each of the holders of the Series A Shares, the Series B Shares and the Series C shares shall have the right to appoint one each of their independent Directors to the Nomination Committee. If any such Director shall resign from such committee, the members of the Nomination Committee shall be appointed by a majority of the Board from among the Directors serving on the Board who do not otherwise serve as officers of the Company. The primary responsibilities of the Nomination Committee shall be to select and recommend the appointment of new Directors to the board of Directors.

9B.      Audit committee

The Board shall establish and maintain an Audit Committee (the "Audit Committee") as a committee of the Board, which shall consist of three (3) Directors, each of which shall be an independent Director. For so long as any Person shall serve as an independent Director appointed by each of the holders of Series C Shares, Series B Shares or Series A Shares on the Board, such Person shall also serve on the Audit Committee unless he or she shall resign from such committee. Otherwise the Audit Committee shall be appointed by a majority of the Board from among the independent Directors serving on the Board. The primary responsibilities of the Audit Committee shall be:

         (1) to recommend annually to the Board the appointment of the Auditor, discuss and review in advance the scope and the fees of the annual audit and review the results thereof with the Auditor, review and approve non-audit services of the Auditor, review compliance with existing major accounting and financial reporting policies of the Company, review the adequacy of the financial organization of the Company, and review management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices;

         (2) to review potential conflict of interests involving any affiliate of the Company that is not wholly-owned or any director, officer or controlling shareholders of the affiliate or the Company;

         (3)      to review the Company's annual budget;

         (4) to oversee that management has established and maintained adequate processes to assure compliance by the Company with all applicable laws, regulations, disclosure requirements and corporate policies; and

         (e) other responsibilities delegated by the Board from time to time.

9C.      Compensation committee

The Board shall establish and maintain a Compensation Committee (the "Compensation Committee") as a committee of the Board, which shall consist of three (3) Directors, each of which shall be an independent Director. For so long as any Person shall serve as an independent Director appointed by each of the holders of Series C Shares, Series B Shares or Series A Shares on the Board, such Person shall also serve on the Compensation Committee unless he or she shall resign from such committee. Otherwise, the members of the Compensation Committee shall be appointed by a majority of the Board from among the independent Directors serving on the Board who do not otherwise serve as officers of the Company. The primary responsibilities of the Compensation Committee shall be:

         (1) review and recommend to the Board for its final approval of the amount and terms of any award of Employee Compensation Shares or Employee Share Options;

         (2) develop, monitor and review compensation policies, strategies and pay levels for non-executive officers of the Company necessary to support organizational objectives of the Company, and decide all matters relating to the compensation and benefits for such non-executive officers;

         (3) develop, monitor and review compensation policies, strategies and pay levels for executive officers and any executive directors of the Company necessary to support organizational objectives of the Company and submit recommendations with respect thereto to the Board of Directors;

         (4) evaluate the performance of the executive officers and any executive directors of the Company and make recommendations regarding the performance of such executive officers and/or executive directors to the Board; and

         (5) discharge such other responsibilities in connection with the compensation for the non-executive officers, executive officers and any executive directors of the Company as the Board of Directors may from time to time delegate to the Compensation Committee.

10.      Power to appoint and dismiss employees

The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

11.      Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

12.      Exercise of power to purchase shares of the Company

         (1) Subject to the Law, the Company is hereby authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member; but, save for shares declared to be redeemable by the Memorandum of Association, the Directors shall not issue redeemable shares without the sanction of an ordinary resolution.

         (2) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to the Law. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

         (3) The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

         (4) Unless fixed by the ordinary resolution sanctioning its issue the redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

         (5) Unless otherwise provided or directed by the ordinary resolution sanctioning the issue of the shares concerned:

         (a) every share certificate representing a redeemable share shall indicate that the share is redeemable;

         (b) in the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors;

         (c) at the time or in the circumstances specified for redemption the redeemed shares shall be cancelled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable as soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance);

         (d) the redemption price may be paid in any manner authorised by these Articles for the payment of dividends;

         (e) a delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by class A banks in the Cayman Islands for thirty day deposits in the same currency;

         (f) the Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose);

         (g) subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected; and

         (h)      no share may be redeemed unless it is fully paid-up.

13.      Discontinuation

The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside the Cayman Islands pursuant to
Section 226 of the Law.

14.      Election/Removal of Directors

         (1) The Board shall consist of not less than one Director or such number in excess thereof as the Board may from time to time determine.

         (2) The Company shall be managed by a Board consisting of eight (8) members, including three (3) independent Directors which number of members shall not be changed except pursuant to an amendment to these Articles. An independent Director which shall not have voting rights refers to a Director who meets the Nasdaq National Market Inc.'s requirements for independence. The Directors serving on the Board shall be determined as follows:

         (a) so long as any Series A Shares remain outstanding, then the holders of a majority in voting power of the Series A Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect directors from time to time to occupy two of the positions on the Board, one of whom shall be an independent Director, to remove any director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any director occupying such position;

         (b) so long as any Series B Shares remain outstanding, then the holders of a majority in voting power of the Series B Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect directors from time to time to occupy two of the positions on the Board, one of whom shall be an independent Director, to remove any director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any director occupying such position;
         (c) so long as any Series C Shares remain outstanding, then the holders of a majority in voting power of the Series C Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect directors from time to time to occupy two of the positions on the Board, one of whom shall be an independent Director, to remove any director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any director occupying such position;

         (d) so long as any Ordinary Shares remain outstanding, then the holders of a majority in voting power of the Ordinary Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect directors from time to time to occupy two of the positions on the Board, to remove any director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any director occupying such position;

         (e) the holders of a majority in voting power of the Company's shares (any series or class of shares to vote together with the Ordinary Shares and not as a separate class or series) shall be entitled to elect directors from time to time to occupy the balance of any positions on the Board, to remove any directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of directors occupying such positions.

The Company shall take all steps as are necessary to cause the provisions of this Article 14(2) to apply mutatis mutandis to the determination of the composition of the board of directors of any Group Company, including, without limitation, taking such steps as are necessary so that (i) the holders of a majority in voting power of the Series A Shares, voting separately as a class and to the exclusion of any other series or class of shares, shall control the appointment, removal and replacement of individuals occupying such number of positions on the board of directors of any Group Company as correspond to the number of positions with respect to which such holders of Series A Shares exercise similar rights on the Company's Board; (ii) the holders of a majority in voting power of the Series B Shares, voting separately as a class and to the exclusion of any other series or class of shares, shall control the appointment, removal and replacement of individuals occupying such number of positions on the board of directors of any Group Company as correspond to the number of positions with respect to which such holders of Series B Shares exercise similar rights on the Company's Board; (iii) the holders of a majority in voting power of the Series C Shares, voting separately as a class and to the exclusion of any other series or class of shares, shall control the appointment, removal and replacement of individuals occupying such number of positions on the board of directors of any Group Company as correspond to the number of positions with respect to which such holders of Series C Shares exercise similar rights on the Company's Board.

         (3)      (a)      Each Director shall hold office for the term, if any,
                           fixed by an ordinary resolution of Members or until his earlier death, resignation or removal.

                  (b) Subject to Article 14(2), a Director may be removed from office, with or without cause, by an ordinary resolution of Members or, with cause, by a resolution of directors.

                  (c) A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

15.      Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

16.      Alternate Directors and Proxies

         (1) A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

         (2) The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

         (3) An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

         (4) If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

         (5) Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

         (6) An Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

         (7) Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

         (8) A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by members shall apply equally to the appointment of proxies by Directors.

17.      Vacancies on the Board

         (1) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Articles as the quorum necessary for the transaction of business at meetings of the Board, subject to the provisions of Article 14, the continuing Directors or Director may act for the purpose of (i) increasing the number of Directors to the requisite number (ii) summoning a general meeting of the Company or (iii) preserving the assets of the Company.

         (2)      The office of Director shall be vacated if the Director:-

                  (a) is removed from office pursuant to these Articles or is prohibited from being a Director by law;

                  (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

                  (c) is or becomes of unsound mind or an order for his detention is made under the Mental Health Law or any analogous law of a jurisdiction outside the Cayman Islands or dies;

                  (d) resigns his or her office by notice in writing to the Company.

18.      Notice of meetings of the Board

         (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board on seven days notice.

         (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

19.      Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be at least four (4) Directors.

20.      Meetings of the Board

         (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

         (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

         (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

21.      Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

22.      Conflicts of interest

         (1) No agreement or transaction between the Company and one or more of its Directors or any Person in which any director has a financial interest or to whom any director is related (such director is a "Conflicting Director"), including as a director of that other Person, is void or voidable for this reason only or by reason only that the Conflicting Director is present at the meeting of Directors or at the meeting of the committee of Directors that approves the agreement or transaction and that the material facts of the interest of each Conflicting Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors and that such agreement or transaction has been approved by the majority of the directors excluding the Conflicting Director or Directors. Without limiting the generality of the foregoing, each Conflicting Director shall abstain from voting on any such agreement or transaction between the Company and such Conflicting Director or any Person in which such Conflicting Director has a financial interest or to whom such Conflicting Director is related.

         (2) A Director who has an interest in any particular business to be considered at a meeting of Directors or Members may be counted for purposes of determining whether the meeting is duly constituted.

23.      Remuneration of Directors

The remuneration, (if any) of the Directors shall subject to any direction that may be given by the Company in general meeting shall be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

24.      Officers of the Company

The Officers of the Company shall consist of a Chairman and a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Articles.

25.      Appointment of Officers

         (1)      The Board shall appoint a Chairman who shall be a Director.

         (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

26.      Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

27.      Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.      Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.      Register of Directors and Officers

         (1) The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

         (a)      first name and surname; and

         (b)      address.

         (2) The Board shall, within the period of thirty days from the occurrence of -

         (a)      any change among its Directors and Officers; or

         (b) any change in the particulars contained in the Register of Directors and Officers, cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

30.      Register of Mortgages and Charges

         (1) The Directors shall cause to be kept the register of mortgages and charges required by the Law.

         (2) The Register of Mortgages and Charges shall be open to inspection at the office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

                                     MINUTES

31.      Obligations of Board to keep minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

         (a)      of all elections and appointments of Officers;

         (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

         (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

                                    INDEMNITY

32.      Indemnification of Directors and Officers of the Company

         (1) The Company shall (i) indemnify any Person who was, is or is threatened to be made a defendant or respondent in any completed, pending, or threatened action, proceeding or suit (whether civil, criminal, administrative, or investigative or whether an appeal in such action, proceeding, or suit or an inquiry or investigation that could lead to such an action, proceeding, or suit) because such Person was or is a director, officer or liquidator of the Company, or, while a director, officer or liquidator of the Company, was or is serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar Taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such Person in connection with such action, proceeding, or suit and (ii) advance reasonable expenses to such Person in connection with such action, proceeding or suit. Any repeal or modification of this Article shall not adversely affect any rights to indemnification of any Person with respect to any completed, pending, or threatened action, proceeding or suit existing immediately prior to such repeal or modification. The rights provided in this Article shall not be exclusive of any other rights to which such Person may be entitled under any provision of the bylaws of the Company, resolution of the stockholders or directors of the Company, agreement or otherwise.

         (2) The Company may purchase and maintain insurance in relation to any Person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the Person and incurred by the Person in that capacity, whether or not the Company has or would have had the power to indemnify the Person against the liability as provided in these Articles.

         (3) The Company shall take all steps as are necessary to cause the indemnification provisions of Article 32(1) to apply mutatis mutandis with respect to the indemnification by any Group Company of its directors and officers, including, without limitation, causing the amendment of the charter documents for such Group Company if necessary.

33.      Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

34.      Notice of annual general meeting

         (1) The Company shall in each year hold a general meeting as its annual general meeting, provided that, if the Company is an exempted company, it may by ordinary resolution determine that no annual general meeting need be held in a particular year or years or indefinitely.

         (2) Subject to paragraph (1) the annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least seven days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held and if different, the record date for determining members entitled to attend and vote at general meeting, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

35.      Notice of extraordinary general meeting

         (1) General meetings other than annual general meetings shall be called extraordinary general meetings.

         (2) The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

36.      Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

37.      Meeting called on requisition of Members

         (1) Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a extraordinary general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

         (2) If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

38.      Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat in the case of an annual general meeting, or in the case of an extraordinary general meeting, by ninety percent of the members entitled to attend and vote thereat.

39.      Postponement of meetings

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

40.      Quorum for general meeting

         (1) A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy (i) not less than a majority of the votes of the shares or class or series of shares entitled to vote on resolutions of Members to be considered at the meeting, (ii) holders of not less than a majority of the Series C Shares, (iii) holders of not less than a majority of the Series B Shares, and (iv) the holders of not less than a majority of the Series A Shares.

         (2) If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy
(i) not less than a majority of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

41.      Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned for more than sixty days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Articles.

42.      Attendance at meetings

         Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

43.      Written resolutions

         (1) Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

         (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

         (3) For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

         (4) A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

         (5) A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

44.      Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

45.      Voting at meetings

         (1) Subject to the provisions of the Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

         (2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

46.      Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

47.      Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

48.      Demand for a poll

         (1) Notwithstanding the provisions of the immediately preceding two Articles, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Articles), a poll may be demanded by the Chairman or at least one Member.

         (2) Where, in accordance with the provisions of subparagraph (1) of this Article, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in sub-paragraph (4) of this Article or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

         (3) A poll demanded in accordance with the provisions of subparagraph (1) of this Article, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

         (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered member in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy members appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

49.      Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

50.      Instrument of proxy

The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

51.      Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

52.      Rights of shares

The authorised share capital of the Company is US$25,801.47 consisting of 1,667,196 ordinary shares with par value of US$0.01 each ("Ordinary Shares"), 312,000 Series A preferred shares with par value of US$0.01 each ("Series A Shares"), 260,417 Series B preferred shares with par value of US$0.01 each ("Series B Shares"), 170,267 Series C-1 preferred shares with par value of US$0.01 ("Series C-1 Shares") and 170,267 Series C-2 preferred shares with par value of US$0.01 each ("Series C-2 Shares").

The Preferred Shares shall have the following rights:

(a) DIVIDENDS. SUBJECT TO RECEIPT OF ALL APPROVALS REQUIRED BY THESE ARTICLES AND SUBJECT TO THE PROVISIONS BELOW, THE HOLDERS OF THE PREFERRED SHARES SHALL BE ENTITLED TO RECEIVE OUT OF ANY FUNDS LEGALLY AVAILABLE THEREFOR, WHEN AND IF DECLARED BY THE BOARD, DIVIDENDS OR OTHER DISTRIBUTIONS AT THE RATE OR IN THE AMOUNT AS THE BOARD CONSIDERS APPROPRIATE.

         (1) Except for an Exempted Distribution, no dividend or other distribution (whether in cash or in kind) shall be declared or paid with respect to any other class or series of shares of the Company unless and until a distribution is likewise declared or paid with respect to the outstanding Series C-2 Shares which, in amount and kind, on a per share, as-if converted basis (assuming conversion as of the date of such declaration or as of the record date for such payment), is equal to the distribution paid on each share of such other class or series of shares (where such class or series of shares are not the Ordinary Shares, treating such other class or series on an as-if converted basis, assuming conversion as of the date of such declaration or as of the record date for such payment).

         (2) Except for an Exempted Distribution, no dividend or other distribution (whether in cash or in kind) shall be declared or paid with respect to any other class or series of shares of the Company (other than Series C-2 Shares) unless and until a distribution is likewise declared or paid with respect to the outstanding Series C-1 Shares which, in amount and kind, on a per share, as-if converted basis (assuming conversion as of the date of such declaration or as of the record date for such payment), is equal to the distribution paid on each share of such other class or series of shares (where such class or series of shares are not the Ordinary Shares, treating such other class or series on an as-if converted basis, assuming conversion as of the date of such declaration or as of the record date for such payment).

         (3) Except for an Exempted Distribution, no dividend or other distribution (whether in cash or in kind) shall be declared or paid with respect to any other class or series of shares of the Company (other than the Series C-2 Shares) unless and until a distribution is likewise declared or paid with respect to the outstanding Series B Shares which, in amount and kind, on a per share, as-if converted basis (assuming conversion as of the date of such declaration or as of the record date for such payment), is equal to the distribution paid on each share of such other class or series of shares (where such class or series of shares are not the Ordinary Shares, treating such other class or series on an as-if converted basis, assuming conversion as of the date of such declaration or as of the record date for such payment).

         (4) Except for an Exempted Distribution, no dividend or other distribution (whether in cash or in kind) shall be declared or paid with respect to any other class or series of shares of the Company (other than the Series B Shares, Series C-1 Shares and Series C-2 Shares) unless and until a distribution is likewise declared or paid with respect to the outstanding Series A Shares which, in amount and kind, on a per share, as-if converted basis (assuming conversion as of the date of such declaration or as of the record date for such payment), is equal to the distribution paid on each share of such other class or series of shares (where such class or series of shares are not the Ordinary Shares, treating such other class or series on an as-if converted basis, assuming conversion as of the date of such declaration or as of the record date for such payment).

         (5)      For purposes of this Article, "Exempted Distribution" means
                  (i) a distribution payable solely in Ordinary Shares, (ii) the repurchase of Ordinary Shares at no more than cost from terminated employees, officers or consultants pursuant to contractual arrangements with the Company duly approved by the Board, (iii) any conversion or exchange of Preferred Shares pursuant to the rights and preferences thereof, and (iv) any redemption or other repurchase of Preferred Shares pursuant to the rights and preferences thereof.

                           (b) Liquidation Preference.

         (1) Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, any proceeds therefrom (whether in cash or in kind) distributable with respect to any of the shares of the Company shall be distributed as follows:

         FIRST to Members holding Series C-2 Shares pro rata, according to the aggregate of the Series C-2 Issue Price for all the Series C-2 Shares held thereby, until each such Member shall have received an amount equal to 100% of the Series C Issue Price for each Series C-2 Share held thereby, plus all declared but unpaid dividends on such share;

         SECOND, to Members holding Series B Shares and Series C-1 Shares pro rata such that the holder of each Series B Share shall have received an amount on such share which, in relation to the Series B Issue Price, is proportional to the amount received on each Series C-1 Share by the holder thereof in relation to the Series C Issue Price, until each Member holding a Series B Share or Series C-1 Share shall have received an amount on such Series B Shares or Series C-1 Shares equal to 100% of the Series B Issue Price or the Series C Issue Price, respectively, plus all declared but unpaid dividends on such share;

         THIRD, to Members holding Series A Shares pro rata, according to the aggregate of the Series A Base Price for all the Series A Shares held thereby, until each such Member shall have received an amount equal to 100% of the Series A Base Price for each Series A Share held thereby, plus all declared but unpaid dividends on such share; and

         FOURTH, to all Members pro rata according to the number of Ordinary
                  Shares held thereby (treating any Preferred Shares on an as-if converted basis).

         (2) In the event it is proposed to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the Members with respect to any shares held thereby shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a Trade Sale, by the Board). In respect of any Securities not subject to restrictions on marketability, the value thereof shall be established as follows:

                  (i) If traded on an international securities exchange outside of the PRC, the value shall be deemed to be the average of the security's closing prices on such exchange over the thirty (30) day period ending one
                           (1) day prior to the distribution;

                  (ii) If actively traded over-the-counter outside of the PRC, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

                  (iii) If there is no active public market outside of the PRC, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of a Trade Sale, by the Board) without regard to the fact that (x) such equity interest may constitute a minority ownership interest in a closely held company or (y) that there may be any restrictions on the marketability thereof.

         (3) The holders of a majority of the outstanding Series A Shares, Series B Shares, Series C-1 Shares or Series C-2 Shares shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Article 52(b), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board (as the case may be), on the one hand, and the challenging parties, on the other hand, the cost of such appraisal to be borne by the Company.

                             (c) Deemed Liquidation.

         (1) The following events, unless otherwise approved in a resolution adopted by the affirmative vote of Members representing a majority in voting power of the Series C Shares, shall be treated as a "Trade Sale," and any proceeds resulting to the Members therefrom shall be distributed in accordance with the terms of Article 52(b) above, as if being distributed in a liquidation of the Company: (x) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, in which the Members immediately prior to such consolidation, merger or reorganization, own less that fifty percent of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions involving the Company pursuant to which in excess of fifty percent of the Company's voting power is transferred and (y) a sale, lease or other disposition of all or substantially all of the property, assets or revenues of the Company, excluding any such transaction effected exclusively to change the domicile of the Company.

         (2) In the case of any proposed Trade Sale, where the requirements of this Article 52(c) will not be complied with, the Company and its Members shall forthwith either cause the closing for such Trade Sale to be postponed until such time as the requirements of this Article 52(c) will be complied with or shall cancel such Trade Sale.

                            (d) Optional Conversion.

         (1) Unless converted earlier pursuant to Article 52(e) below, each holder of Series A Shares shall have the right, at such holder's sole discretion, to convert all or any portion of the Series A Shares held thereby into Ordinary Shares at any time. The conversion rate for any Series A Share shall be determined by dividing the Series A Adjusted Price by the prevailing Series A Conversion Price. Commencing from the first date any Series A Shares shall be issued, the initial "Series A Conversion Price" shall be equal to the Series A Adjusted Price and, thereafter, shall be adjusted from time to time as required by Article 52(h).

         (2) Unless converted earlier pursuant to Article 52(e) below, each holder of Series B Shares shall have the right, at such holder's sole discretion, to convert all or any portion of the Series B Shares held thereby into Ordinary Shares at any time. The conversion rate for any Series B Share shall be determined by dividing the Series B Issue Price by the prevailing Series B Conversion Price. Commencing from the first date that any Series B Shares shall be issued, the initial "Series B Conversion Price" shall be equal to the Series B Issue Price and, thereafter, shall be adjusted from time to time as required by Article 52(h).

         (3) Unless converted earlier pursuant to Article 52(e) below, each holder of Series C Shares shall have the right, at such holder's sole discretion, to convert all or any portion of the Series C Shares held thereby into Ordinary Shares at any time. The conversion rate for any Series C Share shall be determined by dividing the Series C Issue Price by the prevailing Series C Conversion Price. Commencing from the first date that any Series C Shares shall be issued, the initial "Series C Conversion Price" shall be equal to the Series C Issue Price and, thereafter, shall be adjusted from time to time as required by Article 52(h).

                            (e) Automatic Conversion.

         (1) The Series A Shares shall automatically be converted into Ordinary Shares, at the then applicable Series A Conversion Price, (i) immediately prior to a Series A/B QPO or (ii) upon the written consent of holders of a majority of the outstanding Series A Shares. A "Series A/B QPO" shall mean an underwritten initial public offering by the Company on a Qualified Exchange (or such other exchange as shall be approved in writing by the holders of both a majority in voting power of the outstanding Series A Shares and a majority in voting power of the Series B Shares) of Ordinary Shares representing at least 25% of the fully-diluted share capital of the Company immediately following the offering, at a price per share that values the Company at no less than US$200,000,000 immediately prior to the offering. A "Qualified Exchange" means the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange, the Main Market of the London Stock Exchange and the Mainboard of the Singapore Exchange.

         (2) The Series B Shares shall automatically be converted into Ordinary Shares, at the then applicable Series B Conversion Price, (i) immediately prior to the closing of a Series A/B QPO or (ii) upon the written consent of holders of a majority of the outstanding Series B Shares.

         (3) The Series C Shares shall automatically be converted into Ordinary Shares, at the then applicable Series C Conversion Price, (i) immediately prior to the closing of a Series C QPO or (ii) upon the written consent of holders of 80% in voting power of the outstanding Series C Shares. A "Series C QPO" shall mean an underwritten initial public offering by the Company on a Qualified Exchange (or such other exchange as shall be approved in writing by the holders of a majority in voting power of the outstanding Series C Shares) of Ordinary Shares representing at least 25% of the fully-diluted share capital of the Company immediately following the offering, at a price per share that values the Company at no less than US$335,000,000 immediately prior to the offering.

(f) Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which a holder would otherwise be entitled on conversion of any Preferred Share, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such Preferred Share. Before any holder of Preferred Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares and, in the case of any optional conversion under Article 52(d), shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver to such holder at such office, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled upon such conversion and a cheque payable to the holder in the amount of any cash amounts payable in lieu of fractional shares. In the case of any optional conversion under Article 52(d), such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates for the Preferred Shares to be converted, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. In the case of any automatic conversion under Article 52(e), such conversion shall be deemed to have been effected immediately as of the time specified in Article 52(e), and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion (regardless of whether the relevant certificate or certificates shall have been surrendered for the Preferred Shares to be converted) shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. The directors may effect conversion in any matter permitted by law, including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Preferred Shares and applying the proceeds towards the issue of the relevant number of new Ordinary Shares. "Conversion Price" means, (i) in respect of the Series A Shares, the Series A Conversion Price, (ii) in respect of the Series B Shares, the Series B Conversion Price, and (iii) in respect of the Series C Shares, the Series C Conversion Price.

(g) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary shares shall not be sufficient to effect the conversion of all the then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of any Preferred Shares, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

                      (h) Adjustments to Conversion Price.

         (1) Special Definitions. For purposes of this Article 52(h), the following definitions shall apply:

                  (i) "Options" mean rights, options or warrants to subscribe for, purchase or otherwise acquire Additional Ordinary Shares or Convertible Securities convertible or exchangeable for Additional Ordinary Shares.

                  (ii) "Convertible Securities" shall mean any evidences of indebtedness, shares or other Securities directly or indirectly convertible into or exchangeable for Additional Ordinary Shares.

                  (iii) "Additional Ordinary Shares" shall mean all Ordinary Shares (including Treasure Shares that are reissued) issued (or deemed issued pursuant to Article 52(h)(3))
                           by the Company, other than:

                           (A) Ordinary Shares issued upon conversion of the Preferred Shares authorized herein;

                           (B) any Employee Share Option or Employee Compensation Share so long as the aggregate number of Employee Compensation Shares issued and, in the case of outstanding Employee Share Options, issuable does not exceed 163,541 Ordinary Shares; and

                           (C) Ordinary Shares issued in the form of a dividend or other distribution for which provision is made pursuant to Article 52(h)(6) hereof.

                  (iv) "Effective Conversion Price" means, with respect to any Option or Convertible Security at any given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Option or Convertible Security and the lowest aggregate consideration receivable by the Company, if any, upon the exercise of such Option (together with the lowest aggregate consideration receivable by the Company upon conversion or exchange of any Convertible Securities issuable under such Option) or upon the conversion or exchange of such Convertible Security over (ii) the number of Additional Ordinary Shares issuable upon the exercise of such Option (together with any Additional Ordinary Shares issuable upon conversion or exchange of any Convertible Securities issuable under such Option) or upon the conversion or exchange of such Convertible Security.

         (2) Adjustment of Conversion Price upon Issuance of Additional Ordinary Shares at below Conversion Price.

                  (i) In the event that the Company shall issue any Additional Ordinary Shares (including those deemed to be issued pursuant to Article 52(h)(3)) at a price per share less than the then prevailing Series C Conversion Price, the Series C Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price per share at which such Additional Shares are issued.

                  (ii) In the event that the Company shall issue any Additional Ordinary Shares (including those deemed to be issued pursuant to Article 52(h)(3)) at a price per share less than the then prevailing Series B Conversion Price, the Series B Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price per share at which such Additional Ordinary Shares are issued.

                  (iii) In the event that the Company shall issue any Additional Ordinary Shares (including those deemed to be issued pursuant to Article 52(h)(3)) at a price per share less than the then prevailing Series A Conversion Price, the Series A Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price per share at which such

                           Additional Ordinary Shares are issued.

         (3) Deemed Issuance of Additional Ordinary Shares. In the event the Company, at any time, or from time to time, shall issue any Option or Convertible Security (or shall fix a record date for the determination of holders of any class or series of Securities entitled to receive any such Option or Convertible Security), then as of the time of such issuance (or record date), the Company shall be deemed to have issued the maximum number of Additional Ordinary Shares issuable upon the exercise of such Option (and upon conversion or exchange of any Convertible Securities issuable under such Option) or upon the conversion or exchange of such Convertible Security for consideration per share equal to the Effective Conversion Price.

                  (i) In determining the maximum number of Additional Ordinary Shares issuable upon the exercise of any Option (and upon conversion or exchange of any Convertible Securities under such Option) or upon the conversion or exchange of any Convertible Security, no effect shall be given to the terms thereof providing for any subsequent adjustment in the number of Securities issuable thereunder except insofar as provided in Article 52(h)(3)(ii) below.

                  (ii) In respect of any Option or Convertible Security which by its terms provides, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Additional Ordinary Shares issuable by the Company, upon the exercise, conversion or exchange thereof (and/or in the case of any Option exercisable for Convertible Securities, upon the conversion or exchange of such Convertible Securities), then upon such increase or decrease, the Effective Conversion Price with respect to such Option or Convertible Security shall be recomputed and the Conversion Price for any class or series of Preferred Shares shall be adjusted as applicable to reflect such change as if, at the time of issue for such Option or Convertible Security, such recomputed Effective Conversion Price applied.

                  (iii) Upon the expiration of any Option (or rights of conversion or exchange under any Convertible Security issuable upon exercise thereof) or any rights of conversion or exchange under any Convertible Security which shall not have been exercised, any adjustments to the Conversion Price for any Preferred Shares computed upon the original issuance of such Option or Convertible Security, and any subsequent adjustments based thereon, shall, upon such expiration be recomputed as if such Option or Convertible Security had never been issued and taking into account any other issuances of Additional Ordinary Shares which may have occurred.

                  (iv)     Notwithstanding anything to the contrary in this
                           Article 52(h)(3), in the case of any Option which expires by its terms not more than thirty (30) days after the date of issuance thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of such Option, together with all other similar Options issued concurrently therewith, whereupon such adjustment shall be made based on the actual number of Additional Ordinary Shares issued on exercise of such Option (or the number of Additional Ordinary Shares issuable upon exchange or conversion of any Convertible Security issued on exercise of such Option) and the Effective Conversion Price therefor at such time.

                  (v) No adjustment to the Conversion Price for any Preferred Shares resulting pursuant to Paragraph (ii) or (iii) above in respect of any Option or Convertible Security shall have the effect of increasing such Conversion Price to an amount which exceeds the Conversion Price that would have applied in the absence of the issuance of such Option or Convertible Security.

                  (vi) For any Option or Convertible Security with respect to which the Conversion Price of any class or series of Preferred Shares has been adjusted under this
                           Article 52(h)(3), no further adjustment to the Conversion Price shall be made solely as a result of the subsequent actual exercise, conversion or exchange of such Option or Convertible Security.

         (4) Determination of Consideration. For purposes of this Article 52(h), the consideration received by the Company for the issuance of any Additional Ordinary Share and the issuance, exercise, conversion or exchange of any Option or Convertible Security shall be computed as follows:

                  (i) The value of cash consideration shall be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest for accrued dividends;

                  (ii) The value of any non-cash consideration shall be the fair value thereof at the time of such issuance, exercise, conversion or exchange, as shall be determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

                  (iii) In the event any Additional Ordinary Share, Option or Convertible Security is issued together with other shares or Securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Share, Option or Convertible Security shall be computed as that proportion of the consideration received as is determined in good faith by the Board to be allocable to such Additional Common Share, Option or Convertible Security.

         (5)      Performance-Based Adjustments to Conversion Price.

                  (i) One-time Conversion Price Adjustment based on 2004 Accounts. Upon the delivery by the Company of its audited consolidated financial statements for the fiscal year ending on December 31, 2004 prepared in accordance with generally accepted accounting principles as applied in the United States of America ("GAAP") and audited by the Auditor (the "2004 Accounts"):

                           (A) If the Net Income reflected in the 2004 Accounts minus US$1,685,369 (such resulting amount, "2004NI") is less than US$8,600,000 but is at least US$6,250,000, the Conversion Price in respect of the Series B Shares shall be adjusted by multiplying it by the following fraction:

                                    ((1 - P) / P) x (b / (1 - b))

                           (B) If 2004NI is less than US$6,250,000, the Series B Conversion Price shall be adjusted by multiplying it by the following fraction:

                                    (F x B) / (FS x P);

                                    and the Series A Conversion Price shall be adjusted by multiplying it by the following fraction:

                                    (F x A) / (FS x Q).

                           (C)      For purposes of this paragraph (i):

                                    P=12,500,000 /(2004NI x 4.8 +12,500,000);

                                    b = the number of Ordinary Shares issuable upon conversion of Series B Shares divided by the total number of Ordinary Shares outstanding as of the first date that the Company issued any Series B Shares (the "Series B Issue Date") (calculated on an as-converted basis);

                                    F = 1 - P - Q;

                                    B = the total number of Series B Shares
                                    outstanding as of the Series B Issue Date;

                                    A = the total number of Series A Shares
                                    outstanding as of the Series B Issue Date;
                                    and

                                    FS = the total number of Ordinary Shares outstanding as of the Series B Issue Date.

                                    Q = 9,360,000 / 42,500,000

                           (D) Following any adjustment to the Series A Conversion Price and/or the Series B Conversion Price under Paragraph (A) or Paragraph (B) of this Article 52(h)(5)(i), the Conversion Price for the Series A Shares, the Series B Shares, and the Series C Shares shall be adjusted such that

                                    (I)      (x) the total number of Ordinary
                                             Shares into which the Series C
                                             Shares shall be convertible
                                             immediately prior to such
                                             adjustment of the Series B
                                             Conversion Price under Paragraph
                                             (A) or Paragraph (B) of this
                                             Article 52(h)(5)(i) shall bear the
                                             same relationship to the total
                                             Ordinary Shares issued and
                                             outstanding at such time
                                             (determined on an as-if converted,
                                             fully-diluted basis) as (y) the
                                             total number of Ordinary Shares
                                             into which the Series C Shares
                                             shall be convertible immediately
                                             following any resulting adjustment
                                             of the Conversion Price for the
                                             Series A Shares, Series B Shares
                                             and the Series C Shares under this
                                             Paragraph (D) shall bear to the
                                             total Ordinary Shares issued and
                                             outstanding immediately following
                                             such adjustment under this
                                             Paragraph (D) (determined on an
                                             as-if converted, fully-diluted
                                             basis); and

                                    (II)     (x) the total number of Ordinary
                                             Shares into which the Series B
                                             Shares shall be convertible
                                             immediately following such
                                             adjustment to the Series B
                                             Conversion Price and/or Series A
                                             Conversion Price under Paragraph
                                             (A) or Paragraph (B) of this
                                             Article 52(h)(5)(i) shall bear the
                                             same relationship to the 2004
                                             Nominal Capital Base as (y) the
                                             total number of Ordinary Shares
                                             into which the Series B Shares
                                             shall be convertible immediately
                                             following any resulting adjustment
                                             of the Conversion Price for the
                                             Series A Shares, Series B Shares
                                             and the Series C Shares under this
                                             Paragraph (D) shall bear to the
                                             total Ordinary Shares issued and
                                             outstanding immediately following
                                             such adjustment under this
                                             Paragraph (D) (determined on an
                                             as-if converted, fully-diluted
                                             basis). For purposes of this
                                             Clause, the "2004 Nominal Capital
                                             Base" for any given time shall be
                                             determined as follows:

2004            B Post Earnout
Nominal        ----------------     Subsequent         167.5      Dilution
Capital  =  (    Adjusted B      +  Issuances   )  x  -------  x  Factor
Base             Percentage                             150

                  where:

B Post Earnout        = The total number of Ordinary Shares into which the
                        Series B Shares shall be convertible immediately following adjustment to the Series B Conversion Price and/or Series A Conversion Price under Paragraph (A) or Clause (B) of this Clause 10(h)(5)(i)

Adjusted
Percentage          B = The product of (i) P, as calculated pursuant to Clause
                        10(h)(5)(i)(C), and (ii) the B Reduction Factor


Subsequent
Issuances             = 199,012, which is equal to certain option shares and
                        shares issued in acquisitions by the Company following the issuance of the Series B Shares


B Reduction Factor    = one, minus the quotient of (i) 19,459, which is equal to the number of Series B Shares retired pursuant to the Series C Purchase Agreement, and (ii) 260,417, which is equal to the number of Series B Shares outstanding before the consummation of the transactions in the Series C Purchase Agreement


Dilution Factor       = Total fully-diluted ordinary shares issued and
                        outstanding (including but not limited to, ordinary shares, preferred shares on an as if-converted basis, options issued and outstanding, warrants issued and outstanding) / 1,629,696

         (III) (x) the total number of Ordinary Shares into which the Series A Shares shall be convertible immediately following such adjustment to the Series A Conversion Price and/or Series B Conversion Price under Paragraph (A) or Paragraph (B) of this
                  Article 52(h)(5)(i) shall bear the same relationship to the 2004 Nominal Capital Base as (y) the total number of Ordinary Shares into which the Series A Shares shall be convertible immediately following any resulting adjustment of the Conversion Price for the Series A Shares, Series B Shares and the Series C Shares under this Paragraph (D) shall bear to the total Ordinary Shares issued and outstanding immediately following such adjustment under this Paragraph (D) (determined on an as-if converted, fully-diluted basis).

                  (ii) One-time Conversion Price Adjustment based on 2005 Accounts. Upon the delivery by the Company of its audited consolidated financial statements for the fiscal year ending on December 31, 2005 prepared in accordance with GAAP and audited by the Auditor (the "2005 Accounts"):

                           (A) If the Net Income reflected in the 2005 Accounts ("2005NI") is less than US$12,000,000 but is at least US$8,500,000, the Series B Conversion Price shall be
                                    adjusted by multiplying it by a fraction:

                                    ((1 - P) / P) x (b / (1-b)).

                           (B) If 2005NI is less than US$8,500,000, the Series B Conversion Price shall be adjusted by multiplying it by a fraction:

                                    (F x B) / (FS x P);

                                    and the Series A Conversion Price shall be adjusted by multiplying it by a fraction:

                                    (F x A) / (FS x Q).

                           (C)      For purposes of this paragraph (ii):

                                    P=12,500,000 /(2005NI x 5);

                                    F = 1 - P - Q; and the terms A, B, FS and b have same meanings ascribed to them in paragraph (i)(C) above.

                           (D) Following any adjustment to the Series B Conversion Price and/or the Series A Conversion Price under Paragraph (A) or Paragraph (B) of this Article 52(h)(5)(ii), the Conversion Price for the Series A Shares, the Series B Shares, and the Series C Shares shall be adjusted such that

                                    (I)      (x) the total number of Ordinary
                                             Shares into which the Series C
                                             Shares shall be convertible
                                             immediately prior to such
                                             adjustment of the Series B
                                             Conversion Price under

                                             Paragraph (A) or Paragraph (B) of
                                             this Article 52(h)(5)(ii) shall
                                             bear the same relationship to the
                                             total Ordinary Shares issued and
                                             outstanding at such time
                                             (determined on an as-if converted,
                                             fully-diluted basis) as (y) the
                                             total number of Ordinary Shares
                                             into which the Series C Shares
                                             shall be convertible immediately
                                             following any resulting adjustment
                                             of the Conversion Price for the
                                             Series A Shares, Series B Shares
                                             and the Series C Shares under this
                                             Paragraph (D) shall bear to the
                                             total Ordinary Shares issued and
                                             outstanding immediately following
                                             such adjustment under this
                                             Paragraph (D) (determined on an
                                             as-if converted, fully-diluted
                                             basis); and

                                    (II)     (x) the total number of Ordinary
                                             Shares into which the Series B
                                             Shares shall be convertible
                                             immediately following such
                                             adjustment to the Series B
                                             Conversion Price and/or Series A
                                             Conversion Price under Paragraph
                                             (A) or Paragraph (B) of this
                                             Article 52(h)(5)(ii) shall bear the
                                             same relationship to the 2005
                                             Nominal Capital Base as (y) the
                                             total number of Ordinary Shares
                                             into which the Series B Shares
                                             shall be convertible immediately
                                             following any resulting adjustment
                                             of the Conversion Price for the
                                             Series A Shares, Series B Shares
                                             and the Series C Shares under this
                                             Paragraph (D) shall bear to the
                                             total Ordinary Shares issued and
                                             outstanding immediately following
                                             such adjustment under this
                                             Paragraph (D) (determined on an
                                             as-if converted, fully-diluted
                                             basis). For purposes of this
                                             Clause, the "2005 Nominal Capital
                                             Base" for any given time shall be
                                             determined as follows:



2005            B Post Earnout
Nominal        ----------------     Subsequent         167.5      Dilution
Capital  =  (    Adjusted B      +  Issuances   )  x  -------  x  Factor
Base             Percentage                             150


                  where:

B Post Earnout        = The total number of Ordinary Shares into which the
                        Series B Shares shall be convertible immediately following adjustment to the Series B Conversion Price and/or Series A Conversion Price under Clause (A) or Clause (B) of this Clause 10(h)(5)(ii)

Adjusted
Percentage          B = The product of (i) P, as calculated pursuant to
                        Clause 10(h)(5)(ii)(C), and (ii) the B Reduction
                        Factor

Subsequent
Issuances             = 199,012, which is equal to certain option shares and
                        shares issued in acquisitions by the Company following the issuance of the Series B Shares

B Reduction Factor    = one, minus the quotient of (i) 19,459, which is equal
                        to the number of Series B Shares retired pursuant to the Series C Purchase Agreement, and (ii) 260,417, which is equal to the number of Series B Shares outstanding before the consummation of the transactions in the Series C Purchase Agreement


Dilution Factor       = Total fully-diluted ordinary shares issued and
                        outstanding (including but not limited to, ordinary shares, preferred shares on an as if-converted basis, options issued and outstanding, warrants issued and outstanding) / 1,629,696


                           (III) (x) the total number of Ordinary Shares into which the Series A Shares shall be convertible immediately following such adjustment to the Series A Conversion Price and/or Series B Conversion Price under Paragraph (A) or Paragraph (B) of this
                                    Article 52(h)(5)(ii) shall bear the same relationship to the 2005 Nominal Capital Base as (y) the total number of Ordinary Shares into which the Series A Shares shall be convertible immediately following any resulting adjustment of the Conversion Price for the Series A Shares, Series B Shares and the Series C Shares under this Paragraph (D) shall bear to the total Ordinary Shares issued and outstanding immediately following such adjustment under this Paragraph (D) (determined on an as-if converted, fully-diluted basis).

         (iii) Pre-IPO Adjustment. Notwithstanding and in addition to the foregoing, at the option of the holders of a majority of the Series B Shares, which option shall expire after the closing of a Series A/B QPO, the "Net Income" as used in paragraphs
                  (i) and (ii) above shall be calculated as follows:

                  (A) No provision shall be made for revenues recognized but not collected for less than 6 months unless the customer in question has entered a voluntary or involuntary bankruptcy proceeding, is under financial distress or is otherwise in a condition which the Board shall reasonably believe will impact its ability to perform its payment obligations to the Company;

                  (B) Provisions shall be made for revenues recognized but not collected for 6 months or longer in the following percentages:

                           (x) 30%, if more than 6 months but less than 7 months,

                           (y) 70%, if more than 7 months but less than 8 months, and

                                    (z)      100%, if more than 8 months;

                                    which provisions shall be deducted from the Net Income of fiscal year 2004 or 2005, as the case may be, unless such provisions have already been reflected in the 2004 Accounts or 2005 Accounts, as the case may be.

                  (C) Upon actual collection in cash of revenues for which provisions have been made hereunder, such collected revenues less collection expenses shall be deducted from the provisions account and reflected in the Net Income for 2004 or 2005, as the case may be; provided, however, that the cash collection period shall not exceed 12 months following the date on which the revenue is recognized.

                  (D) The adjustments to the calculation of Net Income as provided in this Article 52(h)(5)(iii) shall be based on accounts closed on (A) December 31, 2005, in the case of the 2004 Accounts, and December 31, 2006, in the case of the 2005 Accounts, or (B) three months prior to a planned Series B QPO, whichever is earlier. The holders of Series B Shares shall have the right to retain an auditor at their own expense to validate the actual revenue collection for the purpose of the adjustment to the Net Income as provided herein. Such adjustments to the calculation of Net Income for the purpose of determining any adjustments to the Series A and/or Series B Conversion Price shall be deemed to be effected immediately prior to the closing of the Series B QPO.

                           (iv) Not in Substitution. Any adjustment to the Conversion Price made pursuant to this
                                    Article 52(h)(5) shall be in addition to, and not in substitution for, any other prior or subsequent adjustments made to the Conversion Price pursuant to this Article 52.

                  Set forth in Annex A is an example of the number of Ordinary Shares (on an if-converted basis) that would be held by the Members based on different assumptions in terms of Net Income.

         (6) Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Conversion Price then in effect for any Preferred Share shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of ordinary shares the Conversion Price then in effect for any Preferred Share shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (7) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in Securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of Securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such Securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 52(h) with respect to the rights of the holders of the Preferred Shares.

         (8) Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares and other Securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holder upon conversion of such Preferred Share immediately before that change, all subject to further adjustment as provided herein.

         (9) Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 52(h) are not strictly applicable, but the failure to make any adjustment to the Conversion Price for any class or series of Preferred Shares would not fairly protect the conversion rights of such class or series of Preferred Shares in accordance with the essential intent and principles hereof (including, without limitation, if there shall be any issuance of Securities by a Group Company which has the effect of diluting the value of such class or series of Preferred Shares), then, in each such case, the Board, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this
                  Article 52(h), necessary to preserve, without dilution, the conversion rights of such class or series of Preferred Shares. If any holder of any class or series of Preferred Shares shall reasonably and in good faith disagree with such determination by the Board, then the Board shall appoint an accounting firm of international standing and reputation, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to each holder of such class or series of Preferred Shares and shall make the adjustments described therein.

         (10) No Impairment. The Company will not, by the amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 52(h) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of any Preferred Shares against impairment.

         (11) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for any class or series of Preferred Shares pursuant to this Article 52(h), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such class or series of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of Ordinary shares and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Shares.

         (12)     Miscellaneous.

                  (i) All calculations under this Article 52(h) shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  (ii) The holders of at least a majority of any class or series of outstanding Preferred Shares shall have the right to challenge any determination by the Board of fair value pursuant to this Article 52(h), in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of such class or series of Preferred Shares.

                  (iii) No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in such Conversion Price.

(i) Voting Rights. Each Preferred Share shall carry a number of votes equal to the number of Ordinary Shares then issuable upon its conversion into Ordinary Shares at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Preferred Shares shall generally vote together with the Ordinary Shares and not as a separate class, except as provided in Article 52(j) below or as otherwise expressly provided in this Memorandum of Association and in the Articles.

                           (j) Protective Provisions.

         (1) Acts of the Company. Notwithstanding anything to the contrary in these Articles or the charter documents of any Group Company, the Company shall not take, and shall not permit any Group Company to take, any of the actions described below without the prior written approval of the Board of the Company, which shall include the prior written approval of each of (i) the Series A Director, (ii) the Series B Director and (iii) the Series C Director:

                  (i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any class or series of Preferred Shares;

                  (ii) any new issuance of any equity Securities of, or increase in the registered capital of, the Company or any Group Company, excluding (i) any issuance of the Series C Shares under the Series C Purchase Agreement and any ancillary documents entered into pursuant to such agreement, (ii) any issuance of the Series C-1 Shares under the Capital Purchase Agreement and any ancillary documents entered into pursuant to such agreement, (iii) any issuance of Ordinary Shares upon conversion of the Preferred Shares, including, but not limited to, any conversion of Series A Shares and Series B Shares after any adjustment to the conversion price therefore under Article 52(h)(5),
                           (iv) as required by Article 52(b) or Article 52(c), and (v) any issuance of Ordinary Shares as consideration in any bona fide acquisition of the business and/or assets of another Person by the Company or any Group Company or any combination of the foregoing, whether in a single transaction or a series of related transactions, where the aggregate value of the transaction does not exceed US$2,000,000;

                  (iii) any action to reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any class or series of Preferred Shares;

                  (iv) any repurchase or redemption of any of the equity of the Company or any Group Company other than (i) the redemption of any Preferred Shares pursuant to the terms thereof, (ii) any redemption or repurchase of Employee Compensation Shares duly approved by the Board, and (iii) as necessary to allow the Company to meet its obligations under any ancillary documents entered into pursuant to the Series C Purchase Agreement or the Capital Purchase Agreement;

                  (v) any amendment of the Memorandum of Association or these Articles of the Company, or any amendment of any of the charter documents of any Group

                           Company except as necessary to allow the Company to meet its obligations under the Series C Purchase Agreement or the Capital Purchase Agreement;

                  (vi) the establishment of any joint venture in which the capital contribution from any of the Company or the Group Companies, or any combination of the foregoing, shall exceed US$1,000,000;

                  (vii) the establishment of any new Group Company by any of the Company or the Group Companies, or any combination of the foregoing;

                  (viii) the acquisition of any new Group Company by any of the Company or the Group Companies, or any combination of the foregoing, in a single transaction or a series of related transactions, for aggregate consideration in excess of the equivalent of US$2,000,000;

                  (ix) any material change to the business scope or current line of business of the Company or any Group Company except as otherwise required of the Company by the terms of these Articles;

                  (x) any transactions involving the Company or any Group Company not in the ordinary course of business other than as otherwise required of the Company by the terms of these Articles;

                  (xi) the entry into any transaction or series of transactions (or the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any contract term or agreement with respect to any transaction or series of transactions) which is between the Company or any Group Company, on the one hand, and any Related Party, on the other hand, other than the exercise by any Member of its rights in respect of any Preferred Shares pursuant to the terms of such Preferred Shares under these Articles. For purposes of this paragraph
                           (xi), "Related Party" means (x) the holder of any equity interest in the Company, in any Group Company or in any Affiliate of the Company or any Group Company (unless such equityholder is the Company or another Group Company) or any director, officer, supervisory board member or employee of the Company, of any Group Company or of any Affiliate of the Company or any Group Company, (y) the parents, children or spouse of any such officer, director, supervisory board member, employee or equityholder, and (z) any Affiliate of the foregoing (unless such Affiliate is the Company or a Group Company).

                  (xii) appointment and removal of auditors of the Company or any Group Company or any material change in the accounting policies of the Company or any Group Company;

                  (xiii) any leasing arrangement involving any of the Company or any Group Company, or any combination of the foregoing, with a value in excess of RMBYen10,000,000;

                  (xiv) any merger or consolidation of the Company with or into any other business entity in which the shareholders of the Company immediately prior to such merger or consolidation held shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity;

                  (xv) any merger or consolidation of any Group Company with or into any other business entity resulting in the Company giving up Control over such Group Company;

                  (xvi) the sale or transfer of all or substantially all of the assets of the Company or any Group Company;

                  (xvii) the liquidation, dissolution or winding up of any of the Company or the Group Companies;

                  (xviii) any change in the dividend policy of the Company or any Group Company or the declaration or payment of a dividend or other distribution by the Company or any Group Company except for (i) any distribution or dividend with respect to which the sole recipient of any proceeds therefrom will be the Company or any Group Company, (ii) any distribution required to be paid pursuant to Article 52(b) or Article 52(c), and
                           (iii) any amounts paid upon redemption of any Preferred Share pursuant to the terms thereof; or

                  (xix) the determination of the timing and valuation of a public offering of the Securities of the Company (other than a Series C QPO) and the securities exchange on which such Securities shall be listed (other than a Qualified Exchange).

         (2) Further Acts of the Company. Notwithstanding anything to the contrary in these Articles of Association of the Company or the charter documents of any Group Company, the Company shall not take, and shall not permit any Group Company to take, any of the actions described below without the prior affirmative vote of at least 80% of the directors serving on the Board in a duly convened meeting of the Board:

                  (i) the appointment or removal of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and other executive officers of the Company or any Group Company;

                  (ii) the adoption of, and any amendment to or deviation from, the annual budget of the Company or any Group Company;

                  (iii) any incurrence, assumption or refinancing of interest-bearing indebtedness (including any off-balance sheet liability) by any of the Company or the Group Companies, or any combination of the foregoing, in excess of RMBYen10,000,000 in the aggregate;

                  (iv) the adoption of, or amendment to, any employee equity incentive plan of the Company and all related agreements and documents;

                  (v) the adoption of, or amendment to, any compensation, welfare, benefit and equity incentive schemes for the benefit of the management staff of any of the Company or the Group Companies, including without limitation the purchase and provision of automobiles and residential real estate for use by the management staff;

                  (vi) the disposition of any business or assets by any of the Company or the Group Companies, or any combination of the foregoing, whether in a single transaction or a series of related transactions, with an aggregate value in excess of US$1,000,000;

                  (vii) the acquisition of any business and/or assets of any Person by any of the Company or the Group Companies, or any combination of the foregoing, whether in a single transaction or a series of related transactions, with an aggregate value in excess of US$2,000,000;

                  (viii) the establishment of any joint venture, partnership or non-wholly owned subsidiary in which the contribution of any of the Company or the Group Companies, or any combination of the foregoing, shall exceed US$1,000,000;

                  (ix) the entry into any transaction or series of related transactions pursuant to which the Company, directly or indirectly, gives up Control over any Group Company;

                  (x) any capital expenditures by any of the Company or the Group Companies, or any combination of the foregoing, in excess of US$1,000,000, whether in a single transaction or a series of related transactions;

                  (xi) the settlement by the Company or any Group Company of any litigation in excess of US$250,000;

                  (xii) the payment or declaration by the Company of any dividend on the Ordinary Shares or any other class or series of shares that is junior to the Series C Shares in terms of the right to receive dividends except for (i) any distribution required to be paid pursuant to Article 52(b) or Article 52(c), or (ii) any amounts paid upon redemption of any Preferred Share pursuant to the terms thereof;

                  (xiii) any change in the authorized number of directors of the Company or any Group Company;

                  (xiv) the sale, license or other transfer of any intellectual property or intangible property material to the business of the Company or any Group Company, other than licenses in the ordinary course of the business of the Company or such Group Company consistent with past practice;

                  (xv) The selection of, and any change in, any Person retained by the Company or any Group Company (other than employees hired thereby in the ordinary course) to provide Tax advisory services thereto or to assist in the preparation of Tax Returns therefore;

                  (xvi) The entry into any transaction or series of related transactions by any of the Company or the Group Companies, or by any combination of the foregoing, which has as an objective and/or the effect of securing a Tax benefit; or

                  (xvii) The Tax-motivated restructuring of any of the Company or the Group Companies, or of any combination of the foregoing, or of the business, operations or practices thereof.

         (3) Approval by Holders of Series C Shares. Notwithstanding anything to the contrary in the Memorandum and Articles of Association of the Company or the charter documents of any Group Company, the Company shall not take, and shall not permit any Group Company to take, any of the actions described below without prior approval in a resolution adopted by the affirmative vote of Members holding more than eighty percent (80%) in voting power of the Series C Shares then issued and outstanding:

                  (i) the amendment of the Memorandum of Association, these Articles or the charter documents of any Group Company;

                  (ii) the merger, consolidation, reorganization, or amalgamation of the Company or any Group Company with or into any other Person or any scheme of arrangement or other business combination with or into any other Person;

                  (iii) the sale, transfer, lease, assignment, parting with or disposal by the Company or any Group Company, whether directly or indirectly, of all or substantially all of the property, assets or revenues thereof;

                  (iv) any voluntary action to initiate any liquidation, dissolution or winding up of the Company or any Group Company or to permit the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or any Group Company;

                  (v) the creation of any new class of shares having any preference over the Series C Shares (in respect of dividends, distributions on liquidation, voting rights or otherwise);

                  (vi) the increase or decrease in the authorized or registered capital of the Company or any Group Company except as necessary (i) to permit the conversion of any Preferred Share in accordance with the terms thereof and (ii) to permit the issuance of Ordinary Shares as consideration in any bona fide acquisition of the business and/or assets of another Person by the Company or any Group Company or any combination of the foregoing, whether in a single transaction or a series of related transactions, where the aggregate acquisition value does not exceed US$2,000,000;

                  (vii) any redemption, purchase or acquisition of any of the equity of the Company or any Group Company other than
                           (i) the redemption of any Preferred Shares pursuant to the terms thereof, and (ii) the redemption or repurchase of Employee Compensation Shares duly approved by the Board; or

                  (viii)   any material changes to the Company's business plan.

         (4) The requirements imposed by this Article 52(j) shall be cumulative, and in respect of any matter subject to approval under paragraph (1), (2) or (3) of this Article, the securing of such approval shall not be sufficient to discharge any further requirement of approval or consent under the Law, the Memorandum of Association (including, without limitation, under this Article).

52A.     Ordinary Shares

         All Ordinary Shares shall:

         (a)      have one vote each; and

         (b) be junior and subordinate to the rights of the Preferred Shares with regard to dividends and distributions upon liquidation (and deemed liquidation as provided herein) of the Company.

52B.     Redemption

         Subject to the Law, any holder of a Series C-2 Share may require the Company to redeem such share out of funds legally available therefor, at any time after the earlier of (i) such time as the holders of a majority of the Series C-2 Shares shall deliver notice in writing to the Company that the Company and/or its affiliates is in material breach of any of its representations, warranties and covenants under the Series C Purchase Agreement, the Shareholders Agreement or the Ancillary Documents (as defined in the Series C Purchase Agreement) so long as such notice shall have been delivered before December 31, 2006 and (ii) anytime following the fourth anniversary of the issuance of the Series C-2 Shares under the Series C Purchase Agreement. The redemption right of the holder of any Series C-2 Share shall be exercised in accordance with Article 52F below. In connection with the redemption of any Series C-2 Share under this Article 52B, the Company shall pay a redemption price equal to the Series C-2 Issue Price plus all declared but unpaid dividends on the Series C-2 Share through to the date of redemption thereof.

52C. Subject to the Law and to the prior redemption (and payment in full of any redemption price in respect thereof) or conversion of all Series C-2 Shares issued by the Company, any holder of Series C-1 may, at any time, require the Company to redeem such share out of funds legally available therefor. In connection with the redemption of any Series C-1 Share under this Article 52C, the Company shall pay a redemption price equal to the Series C Issue Price plus all declared but unpaid dividends on the Series C-1 Share through to the date of redemption thereof. The redemption right of the holders of Series C-1 Shares shall be exercised in accordance with Article 52F below.

52D. Subject to the Law and to the prior redemption (and payment in full of any redemption price in respect thereof) or conversion of all Series C-2 Shares issued by the Company, the holders of a majority of the Series B Shares then outstanding may require the Company to redeem all or a part of the Series B Shares held thereby at any time after the earlier of (i) such date as the holders of a majority of the Series B Shares shall deliver notice in writing to the Company that the Company and/or its affiliates is in material breach of its representations, warranties and covenants under the Series B Purchase Agreement, the Shareholders Agreement or the Restructuring Documents (as defined in the Series B Purchase Agreement) so long as such notice shall have been delivered before December 31, 2005 or (ii) April 28, 2004 (in each case, the "Series B Redemption Start Date"). The redemption right of the holders of Series B Shares shall be exercised in accordance with
         Article 52F below. In connection with the redemption of the Series B Shares hereunder, the Company shall pay a redemption price per Series B Share equal to the Series B Issue Price plus all declared but unpaid dividends thereon up to the date of redemption.

52E. At any time commencing on the Series B Redemption Start Date, and subject to the Law, at the option of the holders of a majority of the then outstanding Series A Shares, the Company shall redeem up to all of the issued and outstanding Series A Shares out of funds legally available therefor, at a redemption price per Series A Share equal to the Series A Base Price, plus all declared but unpaid dividends thereon up to the date of redemption. Notwithstanding the foregoing, no Series A Share shall be redeemed unless all of the Series C Shares and Series B Shares shall have been previously redeemed (and the redemption price in respect thereof paid in full) or converted. The redemption right of the holders of Series A Shares shall be exercised in accordance with
         Article 52F below.

52F. A notice of redemption by the holder(s) of Preferred Shares shall be given by hand or by mail to the registered office of the Company at least thirty days before the date (the "Redemption Date") set forth in the notice on which the Preferred Shares are to be redeemed. Upon receipt of any such notice of redemption from a Member, the Company shall promptly give written notice to each other Member, stating that the Company has received such notice of redemption and setting forth the applicable redemption price for the Preferred Shares to be redeemed, the Redemption Date and the mechanics of redemption. If on the Redemption Date, the number of the Preferred Shares that may then be legally redeemed by the Company is less than the number of all Preferred Shares requested to be redeemed, then (i) the redemption of Preferred Shares shall be effected ratably among the

         Members based on the number of Preferred Shares held thereby which would have been redeemed but for such legal limitation, and (ii) the remaining Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

         (a) In connection with the redemption of any Preferred Share, the holder thereof shall surrender to the Company, in the manner and at the place designated by the Company for that purpose, any certificate representing such Preferred Share. Upon receipt of any such certificate for Preferred Shares, the Company shall promptly pay the redemption price with respect to such shares to the order of the holder whose name appears on such certificate, and such certificate shall be cancelled. In the case of any lost, stolen or destroyed certificate, the Company shall promptly pay the redemption price to the holder of the Preferred Shares that would have been evidenced by such certificate upon such holder executing an agreement reasonably satisfactory to the Company to indemnify the Company for any loss incurred by it in connection with such lost, stolen or destroyed certificate.

         (b) In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders in respect thereof, except the right to receive the Redemption Price therefor (including all accrued and unpaid dividends up to the Redemption Date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company.

         (c) If the funds of the Company legally available for repurchase of any Preferred Shares which it is required to redeem on the Redemption Date are insufficient to repurchase all the Preferred Shares required to be repurchased on such date, those funds which are legally available will be used to repurchase the maximum number of such Preferred Shares on a ratable basis from the holders thereof according to the respective number of Preferred Shares in the same series or class held by such holders. Thereafter, as additional funds of the Company from time to time become legally available for redemption of the required shares, such funds shall immediately be applied towards effecting such redemption.

         (d) If the Company fails (for whatever reason) to redeem any Preferred Shares on the applicable Redemption Date, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution. Further, to the extent permitted by law, for so long as the Company would not otherwise itself have sufficient profits available to pay the redemption price for any Preferred Share, it shall procure that the profits of each Group Company for the time being available for distribution shall be paid to it.

         (e) Notwithstanding anything to the contrary contained herein, any Preferred Share with respect to which the Company has failed to pay the redemption price as required shall continue to have all the powers, designations, preferences and other rights (including, without limitation, rights to accrue dividends or convert such shares) which such shares enjoyed prior to the Redemption Date until such time as the redemption price in respect of such Preferred Share shall have been paid in full. Each Member shall be entitled to retain the certificate or certificates evidencing any Preferred Shares which the Company has failed to redeem hereunder.

53.      Power to issue shares

         (1) Subject to these Articles and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

         (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

         (3) The Company may from time to time do any one or more of the following things:

         (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

         (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

         (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

         (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

54.      Alteration of Capital

         (1) Subject to the Law the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient or, if the Company is exempted and has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

         (2) Subject to the Law, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

         (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (b) subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

         (c) cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

         (3) For the avoidance of doubt it is declared that sub-paragraphs 2(a) and 2(b) above do not apply if the shares of the Company have no par value.

         (4) Subject to the Law, the Company may from time to time by special resolution reduce its share capital in any way or alter any conditions of its Memorandum of Association relating to share capital.

55.      Alteration of registered office, name and objects

Subject to the Law, the Company may by resolution of its Directors change the location of its Registered Office.

Subject to the Law, the Company may from time to time by special resolution change its name or alter its objects or make any other alteration to its Memorandum of Association for which provision has not been made elsewhere in these Articles.

56. Variation of rights, alteration of share capital and purchase of shares of the Company

         (1) Variation of class rights. Notwithstanding anything to the contrary in this Memorandum of Association or the Articles, if at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issuance of the shares of that class or series) may not be varied without the consent in writing of the holders of at least 80% in voting power of the issued shares of that class or series and of the holders of at least 80% in voting power of the issued shares of any other class or series of shares which may be affected by such variation.

         (2) Rights not varied by the issuance of shares pari passu. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not be deemed to be varied by the creation or issuance of further shares ranking pari passu therewith.

57.      Registered holder of shares

         (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

         (2) No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder's request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

         (a) such notice shall be deemed to be solely for the holder's convenience;

         (b) the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

         (c) the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

         (d) the holder, shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

         (3) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

58.      Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

59.      Share certificates

         (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

         (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

         (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

         (4)      Share certificates may not be issued in bearer form.

60.      Calls on shares

         (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

         (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

61.      Forfeiture of shares

         (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

         (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

         (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

62.      Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

         (a) the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

         (b) the date on which each person was entered in the Register of Members; and

         (c) the date on which any person ceased to be a Member for one year after such person so ceased.

63.      Determination of record dates

Notwithstanding any other provision of these Articles, the Board may fix any date as the record date for:

         (a)      determining the Members entitled to receive any dividend; and

         (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

but, unless so fixed, the record date shall be as follows:

         (a) as regards the entitlement to receive notice of a meeting or notice of any other matter, the date of despatch of the notice;

         (b) as regards the entitlement to vote at a meeting, and any adjournment thereof, the date of the original meeting;

         (c) as regards the entitlement to a dividend or other distribution, the date of the Directors' resolution declaring the same.

                               TRANSFER OF SHARES

64.      Instrument of transfer

         (1) Subject to any limitation in the Memorandum, these Articles and the Shareholders Agreement, registered shares in the Company may be transferred by a written instrument of transfer. An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

         (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

65.      Restriction on transfer

         (1) Subject to any limitations in the Memorandum, these Articles and the Shareholders Agreement, the Company must on the application of the transferor or transferee of a registered share in the Company enter into the register of members the name of the transferee of the share; provided that, the Directors, solely subject to and in accordance with contractual commitments regarding the transfer of shares that the Company may from time to time have, may decline to register any transfer of shares in violation of such commitments.

         (2) If the Directors refuse to register a transfer of any share, they shall notify the transferee within sixty (60) days of such refusal.

66.      Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

67.      Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the

Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

68.      Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

69.      Declaration of dividends by the Board

         (1) The Board may, subject to these Articles and any direction of the Company in general meeting declare a dividend to be paid to the Members, in proportion to the number of shares held by them and paid up by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets PROVIDED that if the shares have no par value, then the dividends shall be paid equally on a per share basis.

         (2) Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. With the sanction of an ordinary resolution dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

         (3)      No dividend shall bear interest against the Company.

         (4) With the sanction of an ordinary resolution of the Company the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

         (5) With the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class of shares, an ordinary resolution passed at a class meeting) the Directors may determine that:

         (a) the persons entitled to participate in the dividend shall have a right of election to accept shares of the Company credited as fully paid in satisfaction of all or (if the Directors so specify or permit) part of their dividend entitlement; or

         (b) a dividend shall be satisfied in whole or specified part by an issue of shares of the Company credited as fully paid up, subject to a right of election on the part of persons entitled to participate in the dividend to receive their dividend entitlement wholly or (if the Directors so permit) partly in cash;

         and in either event the Directors may determine all questions that arise concerning the right of election, notification thereof to members, the basis and terms of issue of shares of the Company and otherwise.

70.      Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

71.      Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

72.      Deduction of Amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION

73.      Issue of bonus shares

         (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company';s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

         (2) The Board may resolve to capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                              SHARE PREMIUM ACCOUNT

Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company's share premium account, save that unless expressly authorised by other provisions of these Articles the sanction of an ordinary resolution shall be required for any application of the share premium account in paying dividends to members.

                        ACCOUNTS AND FINANCIAL STATEMENTS

74.      Records of account

         (1) The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

         (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

         (b)      all sales and purchases of goods by the Company; and

         (c)      the assets and liabilities of the Company.

Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if these are not kept such books as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions at such place as the Board thinks fit.

         (2) No member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

         (3) Subject to any waiver by the Company in general meeting of the requirements of this Article, the Directors shall lay before the Company in general meeting, or circulate to members, financial statements in respect of each financial year of the Company, consisting of:

         (a) a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and

         (b) a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year;

together with a report of the Board reviewing the business of the Company during the financial year. The financial statements and the Directors' report, together with the auditor's report, if any, shall be laid before the Company in general meeting, or circulated to members, no later than one hundred and eighty days after the end of the financial year.

         (4) The financial year end of the Company shall be the 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

                                      AUDIT

75.      Appointment of Auditor

         (1) The Company may in general meeting appoint Auditors to hold office until the conclusion of the next annual general meeting or at a subsequent extraordinary general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

         (2) Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office until the conclusion of the next annual general meeting or earlier removal from office by the Company in general meeting. Unless fixed by the Company in general meeting the remuneration of the Auditors shall be as determined by the Directors. Nothing in this Article shall be construed as making it obligatory to appoint Auditors.

         (3) The Auditors shall make a report to the members on the accounts examined by them and on every set of financial statements laid before the Company in general meeting, or circulated to members, pursuant to this Article during the Auditors' tenure of office.

         (4) The Auditors shall have right of access at all times to the Company's books, accounts and vouchers and shall be entitled to require from the Company's Directors and Officers such information and explanations as the Auditors think necessary for the performance of the Auditors' duties; and, if the Auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report to the members.

         (5) The Auditors shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they may desire with respect to the financial statements.

         (6) The financial statements provided for by these Articles shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

                                     NOTICES

76.      Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

77.      Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

78.      Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

79.      The seal

         (1) The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

         (2) Notwithstanding the foregoing the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

         (3) The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be used.

                                                     WINDING-UP

80.      Winding-up/distribution by liquidator

         (1) The Company may be voluntarily wound-up by a special resolution of Members.

         (2) If the Company shall be wound up the liquidator may, with the sanction of a special resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF ARTICLES

81.      Alteration of Articles

Subject to the Law and Article 52(j), the Company may from time to time by special resolution alter or amend these Articles in whole or in part.

                                SCHEDULE - FORM A


                                    P R O X Y


I
of
the holder of                            share in the above-named Company hereby
appoint ..................................................... or failing him/her
.............................................................. or failing him/her
....................................................... as my proxy to vote on my behalf at the general meeting of the Company to be held on the
day of               , 20    , and at any adjournment thereof.


Dated this            day of                  , 20


*GIVEN under the seal of the company


*Signed by the above-named


----------------------------------------


----------------------------------------
Witness


*Delete as applicable.

                                SCHEDULE - FORM B

           NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ...... day of
........., 20... last, in respect of the [number] share(s) [numbers in figures]
standing in your name in the Register of Members of the Company, on the ......
day of ........., 20... last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .......... per annum computed from the said ....... day of
.........., 20... last, on or before the ....... day of ........., 20... next at the place of business of the said Company the share(s) will be liable to be forfeited.


Dated this ....... day of .............., 20...


[Signature of Secretary]
By order of the  Board

                                SCHEDULE - FORM C

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED..................................................... [amount]

.....................................................................[transferor]

hereby sell assign and transfer unto................................[transferee]

of.....................................................................[address]

...............................................................[number of shares]

shares of......................................................[name of Company]


Dated .................................


                                         .......................................
                                                    (Transferor)
In the presence of:


........................................
              (Witness)


                                         .......................................
                                                    (Transferee)
In the presence of:


........................................
              (Witness)

                                SCHEDULE - FORM D

           TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
                                   OF A MEMBER


I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) numbered [number in figures] standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.


WITNESS our hands this ........ day of ..........., 20...


Signed by the above-named          )
[person or persons entitled]       )
in the presence of:                )



Signed by the above-named          )
[transferee]                       )
in the presence of:                )